Exhibit 8.1

Thelen Reid Brown Raysman & Steiner LLP

875 Third Avenue

New York, New York 10022

                                                                                                                April 16, 2007

Xplore Technologies Corp.

14000 Summit Drive, Suite 900

Austin, Texas 78728

                                Re:          Registration Statement on Form S-4

Ladies and Gentlemen:

                We have acted as United States counsel for Xplore Technologies Corp., a corporation organized under the federal laws of Canada (the “Company”) in connection with its change of jurisdiction of incorporation from the federal jurisdiction of Canada to the State of Delaware (the “Domestication Transaction”) as described in the Management Information Circular/Prospectus (the “Prospectus”) included in the registration statement of the Company on Form S-4 (File No. 333-138675), filed with the Securities and Exchange Commission, including each amendment thereof (the “Registration Statement”).  Any capitalized term not defined herein shall have the definition given such term in the Registration Statement.

                You have requested our opinion regarding the summary of United States federal income tax matters addressed in the discussion entitled “United States and Canadian Income Tax Considerations — United States Tax Consequences” in the Registration Statement. Based on our review of the Registration Statement and subject to the assumptions, exceptions, limitations and qualifications set forth therein, the discussion entitled “United States and Canadian Income Tax Considerations — United States Tax Consequences” in the Registration Statement to the extent it states matters of law or legal conclusions, represents our opinion with respect to the material United States federal income tax consequences of the Domestication Transaction.  No opinion is expressed as to any matter not addressed herein.

                This opinion is based upon existing provisions of the Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated or proposed thereunder, and interpretations thereof by the Internal Revenue Service (the “IRS”) and the courts, all of which are subject to change with prospective or retroactive effect, and our opinion could be adversely affected or rendered obsolete by any such change.  No ruling has been or will be sought from the IRS as to the federal income tax consequences of any aspect of the Domestication Transaction.  The opinion expressed herein is not binding on the IRS or any court, and there can be no assurance that the IRS or a court of competent jurisdiction, will not disagree with such opinion.  Further, no assurance can be given that future legislative, judicial or administrative changes would not adversely affect the accuracy of the conclusions stated herein.  The opinions expressed herein are as the date hereof, and we assume no obligation to update or supplement such opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur or become effective.

                No opinion is expressed as to any transaction other than the Domestication Transaction (whether or not undertaken in connection with the Domestication Transaction) or as to any transaction whatsoever, including the Domestication Transaction, if all the transactions described in the Prospectus are not consummated in accordance with such terms and without waiver or breach of any material provisions thereof or if all of the statements, representations, warranties and assumptions upon which we relied are not true and accurate at all relevant times.  In the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

                We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference of our firm in the Registration Statement under the caption “United States and Canadian Income Tax Considerations — United States Tax Consequences” and under the caption “Legal Matters.”  In giving this consent, however, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                                                                                      Very truly yours,

                                                                                                /s/ Thelen Reid Brown Raysman & Steiner LLP